United States
Securities and Exchange Commission
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HemaCare Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
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(2)	Aggregate number of securities to which transaction applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4)	Proposed maximum aggregate value of transaction:
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(5)	Total fee paid:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
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(2)	Form, Schedule or Registration Statement No.:
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(3)	Filing Party:
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(4)	Date Filed:
________________________________________________________________________

HEMACARE CORPORATION

___________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 11, 2010

___________________

The 2010 annual meeting of the shareholders (the "Meeting") of HemaCare Corporation (the "Company") will be held on Tuesday, May 11, 2010, at 8:00 a.m. (local time), at the Company's corporate headquarters located at 15350 Sherman Way, Suite 350, Van Nuys, California 91406, for the following purposes:

1.
Election of Directors.  To elect five persons to the Board of Directors of the Company to serve until the annual meeting of shareholders to be held in 2011, or until their respective successors have been elected and qualified.  The following persons are the Board of Directors' nominees:  Steven B. Gerber, M.D., Teresa S. Sligh, M.D., Julian L. Steffenhagen, Terry Van Der Tuuk and Peter van der Wal.

2.
Ratification of the Appointment of Independent Registered Public Accounting Firm.  To ratify the selection of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

3.
Approval of Amendment to 2006 Equity Incentive Plan.  To approve an amendment to the HemaCare Corporation 2006 Equity Incentive Plan to increase the maximum number of shares of common stock that may be issued pursuant to awards granted thereunder from 1,200,000 to 2,200,000 shares.

4.	Other Business. To transact such other business as properly may come before the Meeting or any continuation, adjournment or postponement thereof.

Only holders of record of Common Stock of the Company at the close of business on March 17, 2010 (the "Shareholders") will be entitled to notice of and to vote, in person or by proxy, at the Meeting or any continuation, adjournment or postponement thereof.

The Proxy Statement, which accompanies this Notice, contains additional information regarding the proposals to be considered at the Meeting, and Shareholders are encouraged to read it in its entirety.

THE ATTACHED PROXY STATEMENT AND
OUR ANNUAL REPORT ON FORM 10-K ARE AVAILABLE
AT WWW.HEMACARE.COM/CORPINFO_INVESTOR_PROXYLINKS.ASP

As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company.  All proposals set forth above are proposals of the Board of Directors.

To ensure that your shares may be represented at the Meeting and to assure the presence of a quorum, please complete, date and sign the enclosed Proxy and return it promptly in the self-addressed, stamped envelope enclosed for that purpose, whether or not you expect to attend the Meeting in person.

By Order of the Board of Directors,

/s/ Steven Gerber
Steven B. Gerber, M.D.
Chairman of the Board
Van Nuys, California
April 9, 2010

IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.  IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON.  THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

2

HEMACARE CORPORATION
15350 Sherman Way, Suite 350
Van Nuys, CA  91406
(818) 226-1968
_____________________________

PROXY STATEMENT
_____________________________

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of HemaCare Corporation (the "Company") for use at the 2010 annual meeting of the shareholders of the Company (the "Meeting") to be held at the Company's corporate headquarters, 15350 Sherman Way, Suite 350, Van Nuys, California 91406, on Tuesday, May 11, 2010, at 8:00 a.m. (local time) and at any continuation, adjournment or postponement thereof, for the purposes set forth herein and in the attached Notice of Annual Meeting of Shareholders.

Only holders of record of the Company's Common Stock (the "Shareholders") at the close of business on March 17, 2010 (the "Record Date") are entitled to notice of and to vote, in person or by proxy, at the Meeting and any continuation, adjournment or postponement thereof.

The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card (the “Proxy”) will first be mailed to Shareholders on or about April 9, 2010.

Matters to be Considered

The matters to be considered and voted upon at the Meeting will be:

1.
Election of Directors.  To elect five persons to the Board of Directors of the Company to serve until the annual meeting of shareholders to be held in 2011, or until their respective successors have been elected and qualified.  The following persons are the Board of Directors' nominees:

Steven B. Gerber, M.D
Teresa S. Sligh, M.D.
Julian L. Steffenhagen
Terry Van Der Tuuk
Peter C. van der Wal

2.
Ratification of the Appointment of Independent Registered Public Accounting Firm.  To ratify the selection of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

3.
Approval of Amendment to 2006 Equity Incentive Plan.  To approve an amendment to the HemaCare Corporation 2006 Equity Incentive Plan to increase the maximum number of shares of common stock that may be issued pursuant to awards granted thereunder from 1,200,000 to 2,200,000 shares.

4.	Other Business. To transact such other business as properly may come before the Meeting or any continuation, adjournment or postponement thereof.

Method of Voting

Shareholders can vote by proxy or by attending the Meeting and voting in person. A proxy card (the "Proxy") is enclosed.  If you vote by means of the Proxy, the Proxy must be completed, signed and dated by you or your authorized representative. The completed Proxy may be returned in the postage-paid envelope provided.  Peter van der Wal, the designated proxyholder (the "Proxyholder"), is a member of the Company's management. If you hold Common Stock in "street name," you must either instruct your broker or nominee as to how to vote such shares or obtain a proxy, executed in your favor by your broker or nominee, to be able to vote at the Meeting.

If a Proxy is properly signed, dated and returned and is not revoked, the Proxy will be voted at the Meeting in accordance with the Shareholder’s instructions indicated on the Proxy.  If no instructions are indicated on the Proxy, the Proxy will be voted "FOR" the election of the Board of Directors' nominees, “FOR” ratification of the appointment of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, “FOR” the approval of the amendment to the 2006 Equity Incentive Plan and in accordance with the recommendations of the Board of Directors as to any other matter that may properly be brought before the Meeting or any continuation, adjournment or postponement thereof.

Revocation of Proxies

You may revoke a Proxy at any time before it is exercised by filing a written revocation, or a duly executed proxy bearing a later date, with the Company’s Secretary at the Company’s principal executive offices located at 15350 Sherman Way, Suite 350, Van Nuys, California  91406 prior to the commencement of the Meeting.  You may also revoke a Proxy by attending the Meeting and voting in person.  Shareholders whose shares are held in "street name" should consult with their broker or nominee concerning the method for revoking their Proxy.

Voting Rights

At the close of business on the Record Date, there were 10,049,539 shares of Common Stock outstanding, which constitute all of the outstanding voting securities of the Company.

A majority of the shares of Common Stock, issued and outstanding and entitled to vote at the Meeting, represented in person or by proxy, will constitute a quorum for the transaction of business at the Meeting.  Votes withheld, abstentions and "broker non-votes" (as defined below) will be counted for purposes of determining the presence of a quorum.

Each Shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company at the close of business on the Record Date, on each matter presented to the Shareholders at the Meeting, except that in the election of directors, each Shareholder has the right to cumulate votes.  Shareholders may cumulate votes only if the candidates' names have been properly placed in nomination prior to commencement of voting and a Shareholder has given notice prior to commencement of voting of his or her intention to cumulate votes, in which case all Shareholders may cumulate their votes.  Cumulative voting entitles every Shareholder to a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by such Shareholder.  The Shareholder may cast all of such votes for one candidate or may distribute such votes among as many candidates as the Shareholder determines.  The Board of Directors is soliciting authority to cumulate votes in the election of directors, and the enclosed Proxy grants discretionary authority for such purpose.

In the election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected.  Each matter described in this Proxy Statement, other than the election of directors, requires the affirmative vote of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote on that proposal at the Meeting, unless otherwise required by law.  An abstention with respect to any matter presented to the Shareholders, other than the election of directors, and a broker non-vote with respect to any matter presented to the Shareholders, will not be included in the number of shares counted as being present for the purposes of voting on such proposal and, accordingly, will have the effect of reducing the number of affirmative votes required to approve the proposal.

Of the shares of Common Stock outstanding at the close of business on the Record Date, 2,543,450 shares of Common Stock (approximately 25.3% of the issued and outstanding shares of Common Stock) were owned by directors and executive officers of the Company.  These persons have informed the Company that they will vote "FOR" the election of the nominees to the Board of Directors identified herein, “FOR” ratification of the appointment of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, and “FOR” the approval of the amendment to the 2006 Equity Incentive Plan.

Brokers holding Common Stock in "street name" who are members of a stock exchange are required by the rules of the exchange to transmit this Proxy Statement to the beneficial owner of the Common Stock and to solicit voting instructions with respect to the matters submitted to the Shareholders.  If any such broker has not received instructions from the beneficial owner by the date specified in the statement accompanying such material, the broker may give or authorize the giving of a proxy to vote such Common Stock in his discretion in the ratification of the appointment of the Company’s independent registered public accounting firm.  However, brokers or nominees do not have discretion to vote on the election of nominees to the Board of Directors, approval of the amendment to the 2006 Equity Incentive Plan, or certain other proposals without specific instructions from the beneficial owner.  When a broker or nominee votes a client's shares on some but not all proposals, the missing votes are referred to as "broker non-votes."  If you hold Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote such shares, your broker or nominee may, in its discretion, vote such shares “FOR” the ratification of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010.

Solicitation of Proxies

This Proxy solicitation is made by the Board of Directors of the Company, and the Company will bear the costs of this solicitation, including the expense of preparing, printing, assembling and mailing this Proxy Statement and any other material used in this solicitation of Proxies.  If it appears desirable to do so to ensure adequate representation at the Meeting, officers and regular employees may communicate with Shareholders, banks, brokerage houses, custodians, nominees and others by telephone, facsimile, e-mail or in person to request that Proxies be furnished.  No additional compensation will be paid for these services.  The Company will furnish copies of solicitation materials to banks, brokerage houses, custodians, nominees, and others to be forwarded to the beneficial owners of Common Stock held in their names.  The Company will reimburse banks, brokerage firms and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation materials to the beneficial owners.  The cost of soliciting Proxies for the Meeting is estimated at $15,000.

Other Business

As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting.  If, however, other matters are properly brought before the Meeting, including a motion to adjourn the Meeting to another time or place in order to solicit additional Proxies in favor of the recommendations of the Board of Directors, the Proxyholder intends to vote the shares represented by the Proxies on such matters in accordance with the recommendation of the Board of Directors, and the authority to do so is included in the Proxy. Such authorization includes authority to appoint a substitute nominee for any Board of Directors' nominee identified herein where death, illness or other circumstances arise which prevent such nominee from serving in such position and to vote such Proxy for such substitute nominee.

Procedures for Shareholder Proposals

The Company's Bylaws provide that a shareholder who wishes to present a proposal at a shareholders' meeting must, among other things, provide (i) written notice of the proposal to the Secretary of the Company not less than 90 days before the meeting or, if later, the seventh day following the first public announcement of the date of the meeting, (ii) a brief description of the proposal and the reasons for conducting such business at the meeting, (iii) the name and address as they appear on the Company's books of the shareholder proposing such business, (iv) the class and number of shares of the Company which are beneficially owned by the shareholder, and (v) any material interest of the shareholder in such business.  In addition, the shareholder making such proposal shall promptly provide any other information reasonably required by the Company.

Procedures for Shareholder Nominations

Nominations for the election of directors may be made by any shareholder entitled to vote in the election of directors.  However, a shareholder may nominate a person for election as a director at a meeting only if written notice of such shareholder's intent to make such nomination has been given to the Secretary of the Company no later than the latter to occur of either (a) 90 days in advance of such meeting, or (b) the seventh day following the first public announcement of the date of such meeting.  Each such notice must include: (1) the name and address of the shareholder who intends to make the nomination and the name and address of the person or persons to be nominated, (2) a representation that the shareholder is a beneficial owner of stock of the Company entitled to vote at the meeting, and that the shareholder intends to appear in person or by proxy at the meeting and to nominate the person or persons specified in the notice, (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (4) such other information regarding each nominee proposed by such shareholder as would be required to be included in the Proxy Statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (5) the consent of each intended nominee named in the notice to serve as a director of the Company if so elected.  In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Company.  The chairman of any meeting of shareholders shall direct that any nomination not made in accordance with the foregoing procedures will be disregarded.

Security Ownership of Principal Shareholders and Management

The following table sets forth the beneficial ownership of the Company's Common Stock as of the Record Date by (i) all persons known to the Company to own beneficially more than 5% of the outstanding Common Stock (other than depositories), (ii) each director and director nominee of the Company, (iii) each Named Executive Officer (as defined herein), and (iv) all executive officers and directors of the Company as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership(2)(3)		Percentage Owned (3)

Steven B. Gerber, M.D.	1,060,000	(4)	10.5%
James G. Wolf	920,000	(5)	9.2%
John W. Egan	775,497	(6)	7.7%
Terry Van Der Tuuk	731,250	(7)	7.3%
Perlus Microcap Fund L.P.	716,873	(8)
Gil and Oly Avidar	706,901	(9)	7.1%
Boston Avenue Capital, LLC and Yorktown Avenue Capital, LLC	553,025	(10)	5.5%
Julian L. Steffenhagen	361,250	(11)	3.6%
Robert S. Chilton	284,700	(12)	2.8%
John P. Doumitt	254,135	(13)	2.5%
Teresa S. Sligh, M.D.	106,250	(14)	*
Peter C. van der Wal	--		*
All executive officers and directors as a group (6 persons)	2,543,450	(15)	25.3%
___________________________
*	Less than 1%
(1)
The address for Mr. Wolf is 35 Orchard Lane, Rye, New York 10580.  The address for Mr. Egan is 4612 Pine Valley Drive, Frisco, Texas, 75034.  The address for Perlus Microcap Fund L.P. is Templar House, Don Road, St. Helier, Jersey, Channel Islands JE12TR.  The address for Gil and Oly Avidar is 6500 Lyons Street, Morton Grove, Illinois.  The address for Boston Avenue Capital, LLC and Yorktown Avenue Capital, LLC is 15 East 5th Street, Tulsa, Oklahoma, 74013. The address for Messrs. Steffenhagen, Van Der Tuuk, van der Wal, Doumitt and Chilton, and Drs. Gerber and Sligh is 15350 Sherman Way, Suite 350, Van Nuys, California 91406.

(2)
Except as set forth below, the named shareholder has sole voting power and investment power with respect to the shares listed, subject to community property laws where applicable.  The Company is not aware if any of the shares in the table above have been pledged as security.

(3)
Based on 10,049,539 shares of Common Stock outstanding on the Record Date. Under Rule 13d-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares).  In addition, under Rule 13d-3(d)(1) of the Exchange Act, shares of Common Stock, which the person (or group) has the right to acquire within 60 days after the Record Date, are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of the person (or group), but are not deemed to be outstanding as to any other person or group. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at the Record Date.

(4)
Consists of 840,000 shares held in a trust of which Dr. Gerber and Barbara Gerber are both trustees and share voting and investment power, and 220,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(5)	According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 24, 2009, Mr. Wolf has sole voting and investment power with respect to the shares listed.
(6)	According to a Schedule 13D/A filed with the Securities and Exchange Commission on March 19, 2004, Mr. Egan has sole voting and investment power with respect to the shares listed.
(7)
Consists of 300,000 shares of Common Stock held by Mr. Van Der Tuuk, 75,000 shares held in a trust of which Mr. Van Der Tuuk is trustee and has sole voting and investment power, 200,000 shares of Common Stock held by Mr. Van Der Tuuk and Diane Van Der Tuuk, as join tenants with a right of survivorship, and 156,250 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(8)
According to a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2010, Perlus Microcap Fund L.P. acquired 716,873 shares of Common Stock and has sole voting and investment power with respect to the shares listed.

(9)
According to a Schedule 13G filed with the Securities and Exchange Commission on October 25, 2007, Gil and Oly Avidar have entered into a Joint Filing Agreement, and have shared voting and investment power with respect to the shares listed.

(10)
According to a Schedule 13D filed with the Securities and Exchange Commission on February 17, 2009, Boston Avenue Capital, LLC and Yorktown Avenue Capital, LLC, jointly acquired 553,025 shares of Common Stock.  Steven J. Heyman and James F. Adelson are both managers of Boston Avenue Capital, LLC and Yorktown Avenue Capital, LLC.

(11)	Consists of 15,000 shares of Common Stock and 346,250 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.
(12)	Consists of 32,200 shares of Common Stock and 262,500 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.
(13)	Consists of 215,385 shares of Common Stock and 38,750 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.
(14)	Consists of shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.
(15)	Includes 1,120,000 shares that directors and executive officers have the right to acquire within 60 days after the Record Date, upon exercise of stock options.

PROPOSAL 1
ELECTION OF DIRECTORS

The Company's Bylaws provide that the number of directors of the Company shall be five until changed by an amendment to the Bylaws duly adopted by the Board of Directors, but shall not be less than five nor more than nine.   The Board of Directors has fixed the number of directors at five.  Each director elected at the Meeting will hold office until the annual meeting of shareholders to be held in 2011, or until his or her respective successor has been elected and qualified.  All nominees have indicated their willingness to serve and, unless otherwise instructed, the Proxyholder will vote the Proxies in such a way as to elect as many of these nominees as possible under applicable voting rules.  If any nominee is unable or unwilling to serve as a director at the time of the Meeting or any adjournment or postponement, the Proxies will be voted for the election of any substitute nominee who may be designated by the Board of Directors. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Each of the following persons has been nominated by the Board of Directors for election as a director to hold office until the annual meeting of shareholders to be held in 2011, or until his or her respective successor has been elected and qualified:

Julian L. Steffenhagen
Steven B. Gerber, M.D.
Teresa S. Sligh, M.D.
Terry Van Der Tuuk
Peter C. van der Wal

None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such.  There are no family relationships among directors or executive officers of the Company, and except as set forth below, no directorships are held as of the date hereof, and no directorships have been held during the five years preceding the date hereof, except those described below, by any director in a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.  Officers serve at the discretion of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE "FOR" THE BOARD OF DIRECTORS' NOMINEES.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information concerning the director nominees and executive officers of the Company as of March 31, 2010.

Name	Age	Position

Steven B. Gerber, M.D. (1) (3) (4)	56	Chairman of the Board
Teresa S. Sligh, M.D. (2) (3)	48	Director
Julian L. Steffenhagen (1)(2)(3)(4)	66	Director
Terry Van Der Tuuk (1) (2) (4)	69	Director
Peter C. van der Wal	53	President, Chief Executive Officer, Chief Financial Officer and Director
__________________________________
(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Quality Assurance Committee
(4)	Member of the Corporate Governance and Nominating Committee

Steven B. Gerber, M.D. was elected Chairman of the Board in May 2009, and has been a director of the Company since October 2003. A board-certified Internist and Cardiologist with subspecialty training in Nuclear Cardiology, Dr. Gerber earned his BA in Psychology at Brandeis University, his MD at Tufts University, and his MBA at UCLA. Dr. Gerber is currently a board member and audit committee chair for privately-held iTherX Pharmaceuticals, a member of the Board of Overseers at Tufts University School of Medicine, and a Medical Expert for the U.S. Social Security Administration. From September 2003 through January 2007 Dr. Gerber served on the Board of Directors of Hypertension Diagnostics (HDII.OTCBB), and from January 2006 through February 2007 Dr. Gerber also served on the Board of Directors of Conor Medsystems (CONR.NASDAQ). In October 2007, Dr. Gerber successfully completed the UCLA Directorship Training and Certification Program. Dr. Gerber is Chairman of the Audit Committee and a member of the Quality Assurance and Corporate Governance and Nominating Committees.

Julian L. Steffenhagen has been a director of the Company since December 1997. From June 2007 to October 2008, he served as the Interim Chief Executive Officer of the Company, and served as Chairman of the Board from October 2002 to May 2009. In 2007, Mr. Steffenhagen retired as Senior Vice President from Beckman Coulter, Inc., an international manufacturer of laboratory equipment and diagnostic reagents. During a 27 year career with Beckman Coulter he held several management positions in operations and corporate functions. He received Bachelor of Science and Master of Science degrees in Mechanical Engineering and a Master of Business Administration degree from the University of Michigan, and is a professional engineer. In October 2002, Mr. Steffenhagen completed the National Association of Corporate Directors Director Professionalism course. In May 2007, Mr. Steffenhagen successfully completed the UCLA Directorship Training and Certification program. Currently, he serves on the Executive and Technical Oversight Committees of the Coulter Translation Research Partnership at the University of Michigan. He is chair of the Corporate Governance and Nominating Committee, and also is a member of the Audit, Compensation and Quality Assurance committees.

Teresa S. Sligh, M.D. has been a director of the Company since May 2006. Since 2003, Dr. Sligh has been the President and Medical Director of Translational Research Group, Inc., a clinical research consulting company, and from 2001 to 2003, served as the Chief Medical/Strategy Officer for Capital Technology Information Services, Inc., a clinical research information support company. Dr. Sligh completed two years of post graduate medical training in Internal Medical at Presbyterian Hospital of Dallas, Texas, and earned her M.D. degree at Texas A&M College of Medicine. She received her Bachelor of Science degree in Biochemistry from the University of New Mexico. In May 2007, Dr. Sligh successfully completed the UCLA Directorship Training and Certification program. Dr. Sligh is chair of the Quality Assurance Committee, and is also a member of the Compensation Committee.

Terry Van Der Tuuk has been a director of the Company since May 2003. Since 1994, Mr. Van Der Tuuk has held the position of Vice Chairman of Graphic Technology, a barcode label company, which was listed on the American Stock Exchange and sold to Nitto-Denko Corporation in 1989. He is President of VanKan, Inc, a Kansas based venture capital firm which invests in privately held companies in the Midwest area. Mr. Van Der Tuuk served on several educational boards, including The Wharton School, University of Pennsylvania, and currently serves on the boards of several privately held companies. Mr. Van Der Tuuk received his Bachelor of Science degree from Michigan State University and his Master of Business Administration degree from The Wharton School, University of Pennsylvania. In May 2007, Mr. Van Der Tuuk successfully completed the UCLA Directorship Training and Certification program. Mr. Van Der Tuuk is chair of the Compensation Committee, and is also a member of the Audit and Corporate Governance and Nominating committees.

Peter van der Wal has been President and Chief Executive Officer and a director of the Company since February 27, 2010. From November 2009 until February 2010, Mr. van der Wal was HemaCare’s Vice President of Sales and Marketing. From May 2008 to November 2009, Mr. van der Wal was President and Chief Executive Officer of Comprehensive Imaging Solutions. Previously Mr. van der Wal was Vice President and Chief Executive Officer of van der Wal Properties, Inc. from 2001 to 2007, Vice President of Business Development for Phormax Corporation 2000 to 2001, and Senior Vice President, Marketing, Business Development for Comprehensive Medical Imaging, a division of Syncor International Corporation, from 1998 to 1999. Mr. van der Wal received his Bachelor of Science degree in Biology and Marketing from the University of Maryland, and his Masters degree in Business Administration from George Mason University.

The Board of Directors and Committees of the Board

A majority of the Company’s Board of Directors is comprised of “independent” directors within the meaning of the applicable rules for companies traded on The Nasdaq Stock Market. The Board of Directors has determined that each of Steven B. Gerber, M.D., Teresa S. Sligh, M.D., Julian L. Steffenhagen, and Terry Van Der Tuuk, are independent and were independent at all times during 2009 while serving on the Board. Peter van der Wal does not qualify as independent because he is a HemaCare employee. Additionally, during 2009, John P. Doumitt and Robert S. Chilton served on the Board of Directors, and neither of these former directors qualified as independent because they were HemaCare employees.

The Board of Directors has four standing committees. Each member of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee is an "independent” director, and each member of the Audit Committee is also "independent" as that term is defined under the rules of the SEC.

Audit Committee

Steven B. Gerber, M.D. chairs the Audit Committee, and its members are Julian L. Steffenhagen and Terry Van Der Tuuk. The purposes of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities regarding (i) the Company's accounting and system of internal controls, (ii) the quality and integrity of the Company's financial reports and (iii) the independence and performance of the Company's outside auditors. In 2001, the Audit Committee recommended, and the Board of Directors of the Company adopted, a written charter for the Audit Committee, which was revised in March 2004, and again in March 2007. In March 2010, the Audit Committee reviewed and did not propose any changes to the charter for the Audit Committee. The Board of Directors has determined that Terry Van Der Tuuk qualifies as an "audit committee financial expert" as defined under the rules of the SEC.

Compensation Committee

Terry Van Der Tuuk chairs the Compensation Committee, and its members are Teresa S. Sligh, M.D. and Julian L. Steffenhagen. The purposes of the Compensation Committee are to help to (i) review and approve corporate goals and objectives relevant to compensation of the executive officers, (ii) to evaluate the performance of the executive officers in light of those goals and objectives, (iii) to determine and approve the compensation level of the executive officers based on this evaluation, and (iv) to make recommendations to the Board of Directors with respect to incentive compensation plans and equity-based plans. In March 2010, the Compensation Committee reviewed and did not propose any changes to the charter for the Compensation Committee previously adopted by the Board of Directors.

Corporate Governance and Nominating Committee

Julian L. Steffenhagen chairs this committee, and its members are Steven B. Gerber, M.D. and Terry Van Der Tuuk. The purposes of the Corporate Governance and Nominating Committee are to (i) ensure that the Board of Directors is appropriately constituted to meet its fiduciary obligations to shareholders and the Company, (ii) ensure that the Company has and follows appropriate governance standards, and (iii) consider and approve nominations for candidates for director, including determining the appropriate qualifications and experience required of such candidates, and related matters. To carry out its purposes, the Committee (i) identifies individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board, (ii) recommends the director nominees to be selected by the Board of Directors for the next annual meeting of shareholders, (iii) develops and recommends to the Board of Directors corporate governance principles applicable to the Company, and (iv) oversees the evaluation of the Board of Directors and management. The Committee reviews and reports to the Board of Directors on a periodic basis with regard to matters of corporate governance. In March 2005, the Corporate Governance and Nominating Committee recommended, and the Board of Directors adopted, a revised charter for the committee. In March 2010, the Corporate Governance and Nominating Committee reviewed and did not propose any changes to the charter for the Corporate Governance and Nominating Committee previously adopted by the Board of Directors.

Quality Assurance Committee

Teresa S. Sligh, M.D. chairs the Quality Assurance Committee, and its members are Steven B. Gerber, M.D. and Julian L. Steffenhagen. The purposes of the Quality Assurance Committee are to provide assistance to the Board of Directors in fulfilling its oversight responsibilities regarding the Company's quality assurance system of internal audits and error management with respect to the quality of care aspects of the Corporation's business, and the Company’s performance with respect to external inspections by regulators such as the Food and Drug Administration.

Charters of the Committees

Each committee has recommended, and the Board of Directors has adopted, and may amend from time to time, written charters for the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Quality Assurance Committee, copies of which are available on the Company's website at www.hemacare.com.

Board Leadership Structure and Role in Risk Oversight

The Company separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the different responsibilities fulfilled by the Chief Executive Officer and the Chairman of the Board at HemaCare. The Chief Executive Officer is responsible for setting the strategic direction for the company and for the day-to-day leadership and performance of the company, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for, and presides over, meetings of the Board of Directors.

The Board is led by the Chairman, Steven Gerber, M.D., who became a director of the company in 2003. The benefits of Dr. Gerber’s leadership of the Board stem both from Dr. Gerber’s long-standing relationship and involvement with the Company, which provides a unique understanding of the Company’s culture and business, as well as his on-going role as the Board’s primary day-to-day contact with the Company’s senior management team, which ensures that a constant flow of Company-related information is available. This flow of communication enables Dr. Gerber to identify issues, proposals, strategies and other considerations for future Board discussions and to assume the lead in many of the resulting discussions during Board meetings.

The Board of Directors plays an active role, as a whole and also at the committee level, in overseeing management of HemaCare's risks and strategic direction. The Board regularly reviews information regarding HemaCare's liquidity and operations, as well as the risks associated with each. The Company's Compensation Committee is responsible for overseeing the management of risks relating to HemaCare's executive compensation plans and arrangements. The Audit Committee oversees the process by which HemaCare's senior management and relevant employees assess and manage HemaCare's exposure to, and management of, financial risks. HemaCare's Corporate Governance and Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. The Quality Assurance Committee provides assistance to HemaCare's Board in fulfilling its oversight responsibilities relating to its quality assurance of internal audits and error management and the performance of the company with respect to external inspections. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks.

Communications with the Board of Directors

Shareholders may communicate with the chair of the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, or the Quality Assurance Committee, or with the independent directors, individually or as a group, by writing to any such person or group c/o the Secretary of the Company, at the Company's office at 15350 Sherman Way, Suite 350, Van Nuys, California, 91406.

Communications are distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is excluded must be made available to any non-employee director upon request.

Communications that include information better addressed by the complaint hotline supervised by the Audit Committee and explained in detail in our Code of Ethics will be delivered to the hotline.

Meetings and Attendance

The Board of Directors met seven times during 2009. All the directors attended at least 75% of the aggregate number of Board of Director and committee meetings held during 2009, or the period in which such individual was a director of the Company and served on such committee. In 2009, the Audit Committee met four times, the Compensation Committee met once, the Quality Assurance Committee met three times and the Corporate Governance and Nominating Committee met once.

Each member of the Board of Directors is strongly encouraged to attend the annual meeting of shareholders, and each director attended the 2009 annual meeting of shareholders.

Nominating Procedures and Criteria

Director candidates are considered based on various criteria, such as relevant business and industry experience and personal integrity and judgment. The Corporate Governance and Nominating Committee believes it is important that at least one director have the requisite experience and expertise to be designated as an "audit committee financial expert," as defined in the SEC's rules. There are no differences in the manner in which the committee evaluates nominees for director recommended by a shareholder. In addition, the committee believes that the following specific qualities and skills are necessary for all directors to possess:

•	A director should be highly accomplished in his or her respective field.
•	A director should have expertise and experience relevant to the Company's business and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience.
•	A director must have time available to devote to board activities.
•	A director should have demonstrated the ability to work well with others.
•	A director should have demonstrated a track record of sound judgment and broad perspective.
•	A director should have demonstrated strong integrity and high business ethics.
•	A director must have intellectual curiosity and a willingness to challenge the status quo.
•	A non-employee director must be independent, have no conflicts of interest and clear objectivity in making decisions for the benefit of the shareholders.

The committee considers suggestions from many sources, including shareholders, regarding possible candidates provided such suggestions are made in accordance with the procedures set forth in the Company’s Bylaws and described under “General Information – Procedures for Shareholder Nominations” above. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. The Company does not pay any third party to assist in the process of identifying and evaluating candidates.

Each director nominee named in this Proxy Statement was recommended for election by the committee and has been selected by the Board of Directors. The Board of Directors has not received any notice of a proposed director nominee in connection with this Meeting from any shareholder.

Compensation of Directors

The following table sets forth the compensation paid to the Company’s non-employee directors for their service in 2009:

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total
Steven B. Gerber, M.D.	$43,000	$10,000	$53,000
Teresa S. Sligh, M.D.	$23,000	$ 7,000	$30,000
Julian L. Steffenhagen	$24,000	$12,000	$36,000
Terry Van Der Tuuk	$25,000	$ 7,000	$32,000
_________
(1)
These amounts represent the grant date fair value of the stock option awards determined in accordance with Financial Accounting Standards Board, Accounting Standards Codification (“ASC”) Topic 718, Equity and Stock Based Compensation. See Note 2 to the Company's audited financial statements for the fiscal year ended December 31, 2009, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2010, for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to ASC Topic 718.

Non-employee directors receive a quarterly cash retainer of $5,000, except that the chair of any committee of the Board of Directors receives a quarterly retainer of $6,250, and the Chairman of the Board receives a quarterly retainer of $12,500.

Each person initially elected or appointed as a non-employee director is granted a vested option to purchase 25,000 shares of the Company's Common Stock at an exercise price equal to the closing price on the date of grant. The initial option grant will be prorated based upon the quarters served during the first calendar year of service, if less then four quarters. Following the initial grant, non-employee directors receive a stock option to purchase 25,000 shares of Common Stock for each year of service at an exercise price equal to the closing price on the date of grant. The Chairman of the Board receives an annual stock option to purchase 40,000 shares of Common Stock. These annual stock option awards vest in four equal increments at the end of each calendar quarter so long as the director continues to serve on the Board of Directors.

Each non-employee director is eligible to receive $1,500 per day for services performed outside of meetings in their capacity as a director, with the approval of the Board of Directors or the Compensation Committee of the Board of Directors.

Code of Ethics

The Company has adopted a Code of Ethics that applies to its directors, principal executive officers and senior financial officers as required by the rules promulgated by the SEC. A copy of the Code of Ethics is available free of charge by writing to HemaCare Corporation, attention Corporate Secretary, 15350 Sherman Way, Suite 350, Van Nuys, California 91406 or can be found on the Company’s website at www.hemacare.com. The Company intends to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics applicable to senior financial executives on the Company’s website within ten business days following the date of such amendment or waiver.

Certain Relationships and Related Transactions

Other than the employment arrangements described elsewhere in this proxy statement, since January 1, 2008, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or will be a party:

•	in which the amount involved exceeds $120,000; and

•
in which any director, nominee for director, executive officer, shareholder who beneficially owns 5% or more of the Company’s common stock or any member of their immediate family had or will have a direct or indirect material interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, and the SEC's rules thereunder, require the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all reports they file. The SEC has established specific due dates for these reports and requires the Company to report in this Proxy Statement any failure by these persons to file or failure to file on a timely basis. Based solely on a review of the copies of such reports received or written representations from the reporting persons, the Company believes that during the 2009 fiscal year the directors, executive officers and persons who own more than 10% of the Company’s Common Stock filed timely all reports required to be filed under Section 16(a) during the 2009 fiscal year.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all compensation paid for services to the Company in all capacities for each of the two fiscal years ended December 31, 2009 as to each person serving as Chief Executive Officer during 2009, and the two most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the 2009 (referred to as Named Executive Officers).

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(1)	All Other Compensation(2)	Total

Peter C. van der Wal (3)	2009	$ 11,000	-	$42,000	-	$ 53,000
President and Chief Executive Officer	2008	-	-	-	-	-

Robert S. Chilton (4)	2009	$230,000	-	-	$ 8,000	$238,000
Executive Vice President, Chief Financial Officer and Corporate Secretary	2008	$211,000	$12,000	$26,000	$11,000	$260,000

John P. Doumitt (5)	2009	$250,000	-	-	$11,000	$261,000
Chief Executive Officer and General Manager – Blood Products	2008	$231,000	$30,000	$39,000	$12,000	$312,000
_________
(1)
These amounts represent the grant date fair value of the stock and stock option awards determined in accordance with ASC Topic 718, Equity and Stock Based Compensation. See Note 2 to the Company's audited financial statements for the fiscal year ended December 31, 2009, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 20, 2010, for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to ASC Topic 718.

(2)
These amounts represent personal benefits in addition to salary and cash bonuses received by certain of the Company's executive officers, including, but not limited to, automobile allowances, supplemental life and disability insurance, health insurance, and contributions under the HemaCare Corporation 401(k) Profit Sharing Plan.

(3)
Mr. van der Wal was appointed the Company’s President and Chief Executive Officer as of February 27, 2010. Previously Mr. van der Wal served as the Company’s Vice President of Sales and Marketing from November 2009 to February 2010.

(4)
Mr. Chilton served as the Company’s Executive Vice President, Chief Financial Officer and Corporate Secretary from October 2003 until March 2010. He also previously served as the Company’s General Manager – Blood Services from October 2008 until December 2009.

(5)
Mr. Doumitt served as the Company’s Chief Executive Officer from October 2008 until February 2010. Previously, Mr. Doumitt served as the Company’s Executive Vice President and General Manager - Blood Products from November 2007 to October 2008.

Narrative Disclosure to Summary Compensation Table

The Compensation Committee (the "Committee") reviews and recommends to the Board of Directors the compensation and other terms and conditions of employment of the executive officers of the Company, as well as incentive plan guidelines for Company employees generally. The Board of Directors has determined that each member of the Compensation Committee is “independent” as that term is defined under the rules of the Nasdaq Stock Market.

Compensation Philosophy

The policies underlying the Committee's compensation decisions are designed to attract and retain the best-qualified management personnel available. The Company routinely compensates its executive officers through salaries. The Company, at its discretion, may, as it has in other years, reward executive officers through bonus programs based on profitability and other objectively measurable performance factors. Additionally, the Company uses stock options to compensate its executives and other key employees to align the interests of the executive officers with the interests of the Company’s shareholders.

In establishing executive compensation, the Committee evaluates compensation paid to similar officers employed at other companies of similar size in the same industry and the individual performance of each officer as it impacts overall Company performance with particular focus on an individual's contribution to the realization of operating profits and the achievement of strategic business goals. The Committee further attempts to rationalize a particular executive's compensation with that of other executive officers of the Company in an effort to distribute compensation fairly among the executive officers. Although the components of executive compensation (salary, bonus and option grants) are reviewed separately, compensation decisions are made based on a review of total compensation.

During 2009, the Company did not pay cash bonuses to any executive officers because the Company’s financial performance relative to the approved budget failed to achieve the minimum requirements.

Employment Agreements

Employment Agreement with Peter C. van der Wal

Pursuant to an Employment Agreement dated March 2, 2010 (the “van der Wal Agreement”), Peter C. van der Wal is employed as the Company’s President and Chief Executive Officer. Mr. van der Wal also was appointed Chief Financial Officer effective March 23, 2010. The van der Wal Agreement provides that effective April 1, 2010, Mr. van der Wal receive an annual salary of $225,000 and a bonus of up to sixty-seven percent (67%) of his annual base salary for achieving specified goals determined by the Board of Directors, and based primarily on the financial performance of the Company relative to the 2010 budget. Mr. van der Wal’s compensation package will be reviewed annually by the Compensation Committee. From November 2009 until April 1, 2010, Mr. van der Wal received an annual base salary of $150,000, and was eligible to receive a discretionary bonus of up to $100,000. Additionally, Mr. van der Wal received a stock option to purchase up to 75,000 shares of the Company’s common stock at an exercise price of $0.58 per share, which option vests 20% annually starting December 9, 2010 and expires on December 8, 2019.

Employment Agreement with Robert S. Chilton

Pursuant to a letter agreement dated December 31, 2008 (the “Chilton Agreement”), Robert S. Chilton was employed as the Company’s Executive Vice President and Chief Financial Officer. Mr. Chilton resigned his employment with the Company effective March 26, 2010. The Chilton Agreement provided that Mr. Chilton receive an annual salary of $230,000 and a bonus of up to forty percent (40%) of his annual base salary for achieving specified goals determined by the Chief Executive Officer primarily based on the financial performance of the Company relative to the approved annual budget.

In connection with his resignation, on March 11, 2010, the Company entered into a Separation Agreement, dated March 11, 2010, with Mr. Chilton, wherein in exchange for a release of any employment related claims Mr. Chilton could assert against the Company, the Company agreed to pay Mr. Chilton $115,000 on April 19, 2010.

Employment Agreement with John P. Doumitt

Pursuant to a letter agreement dated December 31, 2008 (the “Doumitt Agreement”), John P. Doumitt was employed as the Company’s Chief Executive Officer. Mr. Doumitt resigned his employment with the Company effective February 26, 2010. The Doumitt Agreement provided that Mr. Doumitt receive an annual salary of $250,000 and a bonus of up to forty percent (40%) of his annual base salary for achieving specified goals determined by the Board of Directors primarily based on the financial performance of the Company relative to the approved annual budget.

In connection with his resignation, on March 11, 2010, the Company entered into a Separation Agreement, dated February 26, 2010, with Mr. Doumitt, wherein in exchange for a release of any employment related claims Mr. Doumitt could assert against the Company, the Company agreed to pay Mr. Doumitt $62,500 on April 9, 2010.

Employee Benefit Plans

HemaCare Corporation 401(k) Profit Sharing Plan

In 1990, the Company adopted the HemaCare Corporation 401(k) Profit Sharing Plan (the “Profit Sharing Plan”), which is intended to be qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The Company has amended the Profit Sharing Plan, from time to time, and last amended the plan in 2008. To be eligible, an employee must have been employed by the Company for at least thirty days, and be at least 21 years old. The Board of Directors can approve a match of the employee’s elective deferrals for employees that have been employed with the Company for at least one year. The Board of Directors annually decides whether to match, and the amount of each match. For 2009, the Company elected not to contribute a contribution into the Profit Sharing Plan.

Stock Option Plans

In 1996, the Board of Directors, with shareholder approval, adopted the Company’s 1996 Stock Incentive Plan (the “1996 Plan”). The purposes of the 1996 Plan are to (i) enable the Company to attract, motivate and retain top-quality directors, officers, employees, consultants and advisors, (ii) provide substantial incentives for such persons to act in the best interests of the shareholders of the Company, and (iii) reward extraordinary effort by such persons on behalf of the Company. The 1996 Plan provides for awards in the form of stock options, which may be either “incentive stock options” within the meaning of Section 422 of the Code, or non-qualified stock options, or restricted stock. The 1996 Plan expired on July 14, 2006, and no additional shares are available to be issued under the 1996 Plan. As of the Record Date, there were options outstanding under the 1996 Plan for 920,000 shares of Common Stock with exercise prices ranging from $0.46 to $2.52 and with expiration dates ranging from April 21, 2009 to May 23, 2016. As of the Record Date, 671,000 shares of Common Stock had been issued upon exercise of stock options granted under the 1996 Plan.

In May 2006, the shareholders adopted the 2006 Equity Incentive Plan (the “2006 Plan”). The purpose of the 2006 Plan is to encourage ownership in the Company by key personnel whose long-term service is considered essential to the Company's continued progress and, thereby, encourage recipients to act in the shareholders' interest and share in the Company's success. The 2006 Plan provides for awards in the form of stock options, which may be either “incentive stock options” within the meaning of Section 422 of the Code, or non-qualified stock options, stock awards, stock appreciation rights, or cash incentive payments. The total number of shares of Common Stock available for distribution under the 2006 Plan is 1,200,000. As of the Record Date, there were options and stock grants outstanding under the 2006 Plan for 1,177,585 shares of Common Stock with exercise prices ranging from $0.25 to $2.71 and with expiration dates ranging from August 16, 2017 to March 10, 2020.

Employee Stock Purchase Plan

In March 2004, the Board of Directors adopted the Company's Employee Stock Purchase Plan (the "ESPP") pursuant to which directors, officers and employees can purchase from the Company shares of the Company's Common Stock. Purchases under the ESPP may be made during each of the five business day periods (a "Purchase Period") commencing on the thirteenth business day following the Company's public announcement of its results of operations for the previous quarterly period. The purchase price is equal to the average closing price of the Common Stock during the ten trading days immediately preceding the Purchase Period. As originally adopted, the ESPP reserved 1,000,000 shares of Common Stock for sale under the ESPP. On August 9, 2008, the Board of Directors amended the ESPP to increase the total number of shares of Common Stock reserved for sale under the ESPP to 2,000,000. Since the inception of the plan, 1,430,000 shares of the Company’s Common Stock have been purchased by qualified directors and officers.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth certain information regarding equity-based awards held by each of the Named Executive Officers as of December 31, 2009:

Option Awards
	Number of Securities Underlying		Option	Option
	Unexercised Options		Exercise	Expiration
Name	Exercisable (#)	Unexercisable (#)	Price ($)	Date

Peter C. van der Wal	--	75,0001	0.58	12/8/19

Robert S. Chilton	100,0002 50,0003 40,0003 50,0004 12,5005	-- -- 10,0003 -- 37,5005	0.80 1.41 2.40 1.20 0.53	11/24/13 03/16/15 03/13/16 09/10/17 9/30/18

John P. Doumitt	20,0005 -	60,0005 75,0005	0.90 0.53	10/16/17 9/30/18
(1)	The options vest in five equal increments over five years starting on the anniversary from the grant date.

(2)	The options vest in five equal increments over five years starting on March 1, 2004.

(3)
The options vest in four equal increments, with the first increment vesting immediately upon grant, and the remaining four increments vesting over the next four years on each anniversary from the grant date.

(4)	The options vest 100% on the anniversary from the date of grant.

(5)	The options vest in four equal increments over four year starting on the anniversary from the grant date.

Potential Payments Upon Termination Or Change In Control

The following sets forth potential payments payable to the Named Executive Officers upon termination of their employment or a change in control of the Company.

Payment Upon Termination Without Cause

Pursuant to John P. Doumitt’s employment agreement, if his employment had been terminated by the Company for any reason except for negligence, illegal acts, breach of fiduciary duty, drug, alcohol or substance abuse, or disclosure of confidential information, and he released the Company from any liability in relation to his employment, he would have received a severance payment equal to three months of his salary.  Payment would have occurred in monthly pro-rata amounts to begin 60 days following execution of a general release of the Company.

Pursuant to Robert S. Chilton's employment agreement, if his employment had been terminated by the Company for any reason except for negligence, illegal acts, breach of fiduciary duty, drug, alcohol or substance abuse, or disclosure of confidential information, and he released the Company from any liability in relation to his employment, he would have received a severance payment equal to six months of his salary.  Payment would have occurred in monthly pro-rata amounts to begin 60 days following execution of a general release of the Company.

Payment Upon Termination With Cause

Pursuant to their employment agreements, if Messrs. Doumitt or Chilton’s employment had been terminated by the Company for gross negligence, illegal acts, breach of fiduciary duty, drug, alcohol or substance abuse, or disclosure of confidential information, they would not have received any severance payment.

The vesting of any options awarded to the Named Executive Officers and their ability to exercise them upon termination will be governed by the terms of the 1996 Plan and the 2006 Plan and their stock option agreements.  The 1996 Plan generally provides, that if the executive is terminated for any reason other than for cause, as determined by the Compensation Committee of the Board of Directors, death or "disability" (as defined), vested options will be exercisable until the earlier of (i) the expiration date of the option (generally ten years from date of grant), or (ii) for three months after the termination date of the executive, unless otherwise specified in the award agreement.  In the event the executive is terminated for cause, the Compensation Committee can choose to terminate any or all of any unexercised vested options.  The 2006 Plan generally provides, that if an employee is terminated for any reason other than for death or “disability” (as defined), vested options will be exercisable until the earlier of (i) the expiration date of the option (generally ten years from date of grant), or (ii) for three months after the termination date of the executive, unless otherwise specified in the award agreement.  Under the 2006 Plan, the Compensation Committee of the Board of Directors can establish specific terms and conditions associated with the exercise of options.  The plan agreements include requirements that in the event an employee is terminated for “cause” (as defined in the plan agreements), the unexercised vested options will terminate.

Payment Upon Termination Due To Death or Disability

The 1996 Plan generally provides, that if the executive dies or is "disabled" (as defined), the option will be exercisable by the executive or the executive's successor, as applicable, until the earlier of (i) the expiration date of the option (generally ten years from date of grant), or (ii) for six months after such death or "disability," to the extent such option was vested on the date of death or disability, unless otherwise specified in the award agreement.  The 2006 Plan generally provides, that if the executive dies or is "disabled" (as defined), the option will be exercisable by the executive or the executive's successor, as applicable, until the earlier of (i) the expiration date of the option (generally ten years from date of grant), or (ii) for 12 months after such death or "disability," to the extent such option was vested on the date of death or disability, unless otherwise specified in the award agreement.  The Named Executive Officers are also entitled to receive benefits under the Company's disability plan or payments under the Company's life insurance plan, as appropriate.  The employment agreements do not provide for a payment to the executives in the event of termination due to death or disability.

Payments Upon a Change in Control

Each of Mr. Chilton and Mr. Doumitt had an agreement with the Company regarding compensation in the event of a change of control of the Company.  Each such former employee’s agreement provided that for one year following a change of control, if he was terminated or constructively terminated, other than for cause, death, disability, retirement or resignation other than for good reason, he would have been entitled to the following benefits:  (i) one times his annual base salary (at the highest base salary rate that he was paid in the 12 months prior to the date of termination), due within 30 days after the date of termination, payable either in a lump sum cash payment or in 12 equal monthly installments; (ii) continued health insurance benefits for the employee and his family for 12 months; and (iii) all his outstanding stock options previously granted under any of the Company's stock option plans, whether vested or unvested, would have accelerated and become immediately exercisable for six months.  "Constructive termination" would have been deemed to have occurred if: (i) the employee's position, authority, duties and responsibilities were not at least commensurate with those held during 120 days preceding the change of control; (ii) the former employee's annual base salary and bonus compensation was reduced by more than five percent, unless this reduction was part of a uniformly applied program of reductions; (iii) the employee's services would have been required to be performed at a location more than 35 miles from his present location; or (iv) the employee would have been required to engage in substantially increased amount of travel.

Mr. van der Wal’s employment agreement provides that on a change of control, if he is employed by the Company as of the date the change of control occurs, Mr. van der Wal will be entitled to the following benefits: (i) a lump sum payment equal to fifty (50%) of his annual base salary (at the highest base salary rate that he was paid in the 12 months prior to the change of control), provided that he delivers a general release in favor of the Company, and (ii) all his outstanding stock options previously granted under any of the Company's stock option plans, whether vested or unvested, would have accelerated and become immediately exercisable for six months.  The lump sum payment may be made at any time within one (1) year after the change of control.  Mr. van der Wal will be deemd to be employed by the Company at the time of a change of control, and entitled to the change of control payment, if the Company terminates his employment prior to the date of the change of control and Mr. van der Wal can reasonably demonstrate that such termination (a) was at the request of a third party who has taken steps reasonably calculated to affect a change of control, or (b) otherwise arose in connection with or anticipation of a change of control.

A change in control under the executives’ agreements means the occurrence of any one (or more) of the following:

•
any person, including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), acquiring 30% or more of either: (i) the outstanding shares of Common Stock of the Company (unless it is an acquisition directly from the Company by the Company, by any employee benefit plan maintained by the Company, or a transaction to change the state of incorporation); or (ii) the combined voting power of the outstanding voting securities of the Company entitled to vote in the election of the Board;

•
the incumbent Board ceasing to constitute a majority of the Board, provided that a new director who was approved by a majority of the incumbent Board is considered as though he were a member of the incumbent Board (but excluding any new director who assumes office as a result of an election contest);

•
consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Company's assets (unless following such transaction: (i) the current beneficial owners of stock of the Company continue to own more than 60% of the outstanding shares and the total number of votes for the election of the Board; (ii) no person owns 30% of the outstanding shares or combined voting power of the resulting company; and (iii) a majority of the board resulting from such transaction were members of the incumbent Board at the time of the transaction); or

•	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

The 1996 Plan and the 2006 Plan provide for accelerated vesting of outstanding options in the event of a change of control.  Under the 2006 Plan, a change of control means:

•
any merger or consolidation in which the Company shall not be the surviving entity, or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the common stock in substantially the same proportions as immediately prior to such transaction;

•	the sale of all or substantially all of the Company’s assets to any other person or entity, other than a wholly-owned subsidiary;

•	the acquisition of beneficial ownership of a controlling interest in the outstanding shares of common stock by any person or entity;

•	the dissolution or liquidation of the Company;

•
a contested election of directors, as a result of which or in connection with which the persons who were directors before such election or their nominees cease to constitute a majority of the Board; or

•	any other event specified by the Board, or a committee of the Board, regardless of whether at the time an award is granted or thereafter.

Non -solicitation provisions

All employees of the Company are required to agree and acknowledge that they may not solicit other employees of the Company for potential employment elsewhere.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2009 regarding equity compensation plans (including individual compensation arrangements) under which the Company’s equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders	1,815,000	$1.14	187,415
Equity compensation plans not approved by security holders	-	-	-
Total	1,815,000	-	187,415

REPORT OF AUDIT COMMITTEE

The Report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Board of Directors maintains an Audit Committee comprised of three of the Company’s directors. Each member of the Audit Committee meets the independence requirements of the Nasdaq Stock Market and the SEC. Management is responsible for the preparation of the Company’s financial statements and financial reporting process, including its system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee:

•
Reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2009 including, but not limited to, explanations for significant trends and variations in accounts between years, critical accounting policies and areas of judgment, and all alternative treatments of financial information within generally accepted accounting principles; and

•	Obtained from management their representation that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on whether the Company’s financial statements present fairly, in all material respects, the Company’s financial position and results of operations for the periods presented and conform with accounting principles generally accepted in the United States.

The Audit Committee is responsible for selecting and periodically evaluating the performance of the independent registered public accounting firm and, if necessary, recommending that the Board of Directors replace the independent registered public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee:

•	Discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (“Communication with Audit Committees”), and

•
Received and discussed with the independent registered public accounting firm the written disclosures and the letter from the independent registered public accounting firm regarding independence as required by the rules of the Public Company Accounting Oversight Board as currently in effect, and whether the rendering of any non-audit services provided by them to the Company during fiscal 2009 was compatible with their independence.

The Audit Committee operates under a written charter, which was adopted by the Board of Directors and is assessed annually for adequacy by the Audit Committee. The Audit Committee held four meetings during fiscal 2009. The Audit Committee evaluates its charter at least once each year and submits any recommended changes to the Board of Directors. In March 2010, the Audit Committee reviewed the charter and did not propose any changes to the Board of Directors.

In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company’s financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Nor is it the duty of the Audit Committee to determine that the audit of the Company’s financial statements has been carried out in accordance with standards of the Public Company Accounting Oversight Board (United States) or that the Company’s registered public accounting firm is independent.

Based upon the reviews and discussions described above, and the report of the independent registered public accounting firm, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

March 11, 2010

Steven B. Gerber, M.D., Chair
Julian L. Steffenhagen
Terry Van Der Tuuk

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, upon the recommendation of the Audit Committee, has ratified the selection of Stonefield Josephson, Inc. (“Stonefield”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Although this appointment is not required to be submitted to a vote of the Shareholders, the Audit Committee believes it is appropriate as a matter of policy to request that the Shareholders ratify the appointment. If the Shareholders do not ratify the appointment, which requires the affirmative vote of a majority of the outstanding shares of the Common Stock present, in person or by proxy, and entitled to vote at the Meeting, the Board of Directors will consider the selection of another independent registered public accounting firm.

Fees Paid to Stonefield Josephson, Inc.

Stonefield has audited the Company’s financial statements since fiscal 2004 and has been selected by the Board of Directors, upon recommendation of the Audit Committee, to serve as its independent registered public accounting firm for the fiscal year ending December 31, 2010. All professional services rendered by Stonefield during 2009 were furnished at customary rates and terms. Representatives of Stonefield are expected to be present at the Meeting. They will have the opportunity to make a statement, if they so desire, and respond to appropriate questions from Shareholders.

The Company paid the following fees to Stonefield for fiscal years 2008 and 2009:

	Year ended December 31,
	2009	2008
Audit Fees	$125,000	$157,000
Audit-Related Fees	33,000	7,000
Tax Fees	-	-
All Other Fees	-	8,000
Total	$158,000	$172,000

Audit Fees include fees for the audit examination of the Company’s annual financial reports as presented in Form 10-K, and fees for the review of the Company’s quarterly financial reports as presented in Form 10-Q. Audit-Related Fees are assurance and related services (e.g., due diligence services) that more specifically include, among others, employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. Tax Fees include fees to prepare the required Federal and the various state tax returns, in addition to preparing any extensions, quarterly estimates or other related services. All Other Fees include any other fees not included in the other three categories, and generally include fees related to providing consents for the inclusion of previously audited financial statements in the Company’s various public filings and tax consultation services.

The Audit Committee administers the Company’s engagement of Stonefield and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of Stonefield, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent registered public accounting firm to perform the services. The Audit Committee has determined that performance by Stonefield of any non-audit services related to the fees on the table above did not affect their independence. Prior to engagement, the Audit Committee pre-approves all independent registered public accounting firm services. The fees are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise in which it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE "FOR" THE APPOINTMENT OF STONEFIELD JOSEPHSON, INC. AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010

PROPOSAL 3

APPROVAL OF AMENDMENT TO
2006 EQUITY INCENTIVE PLAN

The shareholders are asked to approve an amendment to the HemaCare Corporation 2006 Equity Incentive Plan (the “2006 Plan”) to increase the maximum number of shares of common stock that may be issued pursuant to awards granted thereunder from 1,200,000 to 2,200,000 shares. The shareholders approved the 2006 Plan in May 2006, which included a maximum aggregate number of shares of 1,200,000. Since then, the Company has issued stock options, restricted shares or restricted stock units totaling 1,012,585 to members of the Board of Directors as part of their annual compensation, and to members of senior management. In order to continue to use the 2006 Plan to attract, motivate and retain quality officers and directors, the Board of Directors recommends an increase in the number of shares available for award under the plan to 2,200,000.

Description of the Proposal

The Company's 2006 Plan was approved by the Board of Directors in March 2006, and approved by shareholders in May 2006. As of the Record Date, there were options outstanding under the 2006 Plan exercisable for 850,000 shares of Common Stock with exercise prices ranging from $0.26 to $2.71 and with expiration dates ranging from August 16, 2017 to February 16, 2020. As of the Record Date, 162,585 shares of Common Stock had been issued as restricted shares, or upon the exercise of a restricted stock unit, granted under the 2006 Plan. The Board of Directors believes that the 2006 Plan has aided the Company in attracting, motivating and retaining quality officers and directors. The Board of Directors believes it is important to expand the number of shares available under plan.

Description of the 2006 Equity Incentive Plan

A copy of the 2006 Plan is attached to this Proxy Statement as Annex A. The following description of the 2006 Plan is a summary and is qualified by reference to the complete text of the 2006 Plan.

Background and Purpose.  The primary purpose of the 2006 Plan is to encourage ownership in our company by key personnel whose long-term service is considered essential to our continued progress, thereby linking these employees directly to stockholder interests through increased stock ownership.

Eligible Participants.  Awards may be granted under the 2006 Plan to any of the Company’s employees, directors, or consultants or those of our affiliates. As of the Record Date, there were approximately 184 full-time employees and four (4) non-employee directors who would be eligible to participate. An incentive stock option may be granted under the 2006 Plan only to a person who, at the time of the grant, is an employee of the Company or a related corporation.

Number of Shares of Common Stock Available.  If approved by the shareholders, an additional 1,000,000 shares of the Company’s Common Stock will be reserved for issuance under the 2006 Plan. The maximum aggregate number of shares that may be issued under the 2006 Plan through the exercise of incentive stock options is 2,200,000. If an award is cancelled, terminates, expires, or lapses for any reason without having been fully exercised or vested, or is settled for less than the full number of shares of Common Stock represented by such award actually being issued, the unvested, cancelled, or unissued shares of Common Stock generally will be returned to the available pool of shares reserved for issuance under the 2006 Plan. In addition, if the Company experiences a stock dividend, reorganization, or other change in its capital structure, the administrator may, in its discretion, adjust the number of shares available for issuance under the 2006 Plan and any outstanding awards as appropriate to reflect the stock dividend or other change. The share number limitations included in the 2006 Plan will also adjust appropriately upon such event.

Administration of the 2006 Plan.  The 2006 Plan will be administered by the Board of Directors or one or more committees of the Board of Directors, which we refer to as the Committee. The Board of Directors has appointed the Compensation Committee as the Committee referred to in the 2006 Plan. In the case of awards intended to qualify as "performance-based-compensation" excludable from the deduction limitation under Section 162(m) of the Code, the Committee will consist of two or more "outside directors" within the meaning of Section 162(m).

The administrator has the authority to, among other things, select the individuals to whom awards will be granted and to determine the type of award to grant; determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards, and the form of consideration payable upon exercise; to provide for a right dividends or dividend equivalents; and to interpret the 2006 Plan and adopt rules and procedures relating to administration of the 2006 Plan. Except to the extent prohibited by any applicable law, the administrator may delegate to one or more individuals the day-to-day administration of the 2006 Plan.

Award Types

Options.  A stock option is the right to purchase shares of the Company’s Common Stock at a fixed exercise price for a fixed period. An option under the 2006 Plan may be an incentive stock option or a nonstatutory stock option. The exercise price of an option granted under the 2006 Plan must be at least equal to the fair market value of our Common Stock on the date of grant. In addition, the exercise price for any incentive stock option granted to any employee owning more than 10% of our Common Stock may not be less than 110% of the fair market value of the Company’s Common Stock on the date of grant.

Unless the administrator determines to use another method, the fair market value of the Company’s Common Stock on the date of grant will be determined as the closing sales price for the Company’s Common Stock on the date the option is granted (or if no sales are reported that day, the closing sales price on the last preceding day on which a sale occurred), using a reporting source selected by the administrator. As of March 5, 2010, the closing price for the Company’s Common Stock was $0.62 per share. The administrator determines the acceptable form of consideration for exercising an option, including the method of payment, either through the terms of the option agreement or at the time of exercise of an option. The 2006 Plan permits payment in the form of cash, check or wire transfer, other shares of Common Stock of the Company, cashless exercises, any other form of consideration and method of payment permitted by applicable laws, or any combination thereof.

An option granted under the 2006 Plan generally cannot be exercised until it becomes vested. The administrator establishes the vesting schedule of each option at the time of grant and the option will expire at the times established by the administrator. After termination of the optionee's service, he or she may exercise his or her option for the period stated in the option agreement, to the extent the option is vested on the date of termination. If termination is due to death or disability, the option generally will remain exercisable for twelve months following such termination. In all other cases, the option generally will remain exercisable for three months. However, an option may never be exercised later than the expiration of its term. The term of any stock option may not exceed ten years, except that with respect to any participant who owns 10% or more of the voting power of all classes of the Company’s outstanding capital stock, the term for incentive stock options must not exceed five years.

Stock Awards.  Stock awards are awards or issuances of shares of the Company’s Common Stock that vest in accordance with terms and conditions established by the administrator. Stock awards include stock units, which are bookkeeping entries representing an amount equivalent to the fair market value of a share of Common Stock, payable in cash, property, or other shares of stock. The administrator may determine the number of shares to be granted, and impose whatever conditions to vesting it determines to be appropriate, including performance criteria and level of achievement versus the criteria that the administrator determines. The criteria may be based on financial performance, personal performance evaluations, and completion of service by the participant. Unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to the Company’s right of repurchase of the unvested portion of such shares at the original price paid by the participant, which the Company may exercise upon the voluntary or involuntary termination of the awardee's service for any reason, including death or disability.

For stock awards intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the measures established by the administrator must be qualifying performance criteria. Qualifying performance criteria will be based on one or more of the other factors set forth in the 2006 Plan. Qualifying performance criteria may be applied either to the Company as a whole or to a business unit, affiliate, or business segment, individually or in any combination. Qualifying performance criteria may be measured either annually or cumulatively over a period of years, and may be measured on an absolute basis or relative to a pre-established target, to previous years' results, or to a designated comparison group, in each case as specified by the administrator in writing in the award.

Stock Appreciation Rights.  A stock appreciation right is the right to receive the appreciation in the fair market value of our Common Stock in an amount equal to the difference between (a) the fair market value of a share of the Company’s Common Stock on the date of exercise, and (b) the exercise price. This amount will be paid, as determined by the administrator, in shares of the Company’s Common Stock with equivalent value, cash, or a combination of both. The exercise price must be at least equal to the fair market value of the Company’s Common Stock on the date of grant. Subject to these limitations, the administrator determines the exercise price, term, vesting schedule, and other terms and conditions of stock appreciation rights; except that stock appreciation rights terminate under the same rules that apply to stock options.

Cash Awards.  Cash awards confer upon the participant the opportunity to earn future cash payments tied to the level of achievement with respect to one or more performance criteria established by the administrator for a performance period. The administrator will establish the performance criteria and level of achievement versus these criteria, which will determine the target and the minimum and maximum amount payable under a cash award. The criteria may be based on financial performance or personal performance evaluations, or both. For cash awards intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the measures established by the administrator must be specified in writing and the amount payable as cash under such cash award is limited to $500,000.

Other Provisions of the 2006 Plan

Transferability of Awards.  Unless the administrator determines otherwise, the 2006 Plan does not permit the transfer of awards other than by beneficiary designation, will, or by the laws of descent or distribution, and only the participant may exercise an award during his or her lifetime.

Adjustments upon Merger or Change in Control.  The 2006 Plan provides that in the event of a merger with or into another corporation or our "change in control," including the sale of all or substantially all of our assets, and certain other events, the Board of Directors or the Committee may, in its discretion, provide for the assumption or substitution of, or adjustment to, each outstanding award; accelerate the vesting of options and stock appreciation rights, and terminate any restrictions on stock awards or cash awards; provide for the cancellation of awards in exchange for a cash payment to the participant; or provide for the cancellation of awards that have not been exercised or redeemed as of the relevant event.

Amendment and Termination of the 2006 Plan.  The administrator has the authority to amend, alter, or discontinue the 2006 Plan, subject to the approval of the shareholders to the extent required by applicable laws. No amendment may impair the rights of any award without the agreement of the participant.

Certain Federal Income Tax Information

The following is a general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the 2006 Plan. The federal tax laws may change and the federal, state, and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different.

Tax Effects for Participants

Incentive Stock Options.  For federal income tax purposes, an optionee does not recognize taxable income when an incentive stock option is granted or upon its exercise. When an incentive stock option is exercised, however, the difference between the option exercise price and the fair market value of the shares on the exercise date is an adjustment in computing the holder's alternative minimum taxable income and may be subject to an alternative minimum tax, which is paid if such tax exceeds the optionee's regular tax for the year.

An optionee who disposes of shares acquired by exercise of an incentive stock option more than two years after the option is granted and one year after its exercise recognizes a long-term capital gain or loss equal to the difference between the sale price and the exercise price. If the holding periods are not met and the sale price exceeds the exercise price, the optionee generally will recognize ordinary income (for which we must withhold the taxes) as of the exercise date equal to the difference between the exercise price and the lower of the sale price of the shares or their fair market value on the exercise date. Any gain or loss recognized on such premature sale of the shares in excess of the amount of ordinary income is characterized as capital gain or loss. If the holding periods are not met and the sale price is less than the exercise price, the option will recognize a capital loss equal to the difference between the exercise price and the sale price.

Nonstatutory Stock Options.  A participant who receives a nonstatutory stock option with an exercise price equal to or greater than the fair market value of the stock on the grant date generally will not realize taxable income on the grant of such option, but will realize ordinary income when he or she exercises the option, equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price. Any additional gain or loss recognized upon any later disposition of shares would be capital gain or loss. Any taxable income recognized in connection with an option exercise by an employee or former employee of the Company is subject to tax withholding by us.

Stock Awards.  Stock awards will generally be taxed in the same manner as nonstatutory stock options. A restricted stock award, however, is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code to the extent the award will be forfeited if the participant ceases to provide services to us. Because of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time of grant, but will recognize ordinary income on the date or dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant's ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee or former employee will be subject to tax withholding by us. If the stock award consists of stock units, no taxable income is reportable when stock units are granted to a participant or upon vesting. Upon settlement, the participant will recognize ordinary income in an amount equal to the value of the payment received pursuant to the stock units.

Stock Appreciation Rights.  No taxable income is reportable when a stock appreciation right with an exercise price equal to or greater than the fair market value of the stock on the date of grant is granted to a participant or upon vesting. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares or cash received. If the participant receives shares upon exercise, any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Cash Awards.  Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received by an employee or former employee will be subject to tax withholding.

Tax Effect for Us

Unless limited by Section 162(m) or Section 280G of the Code, we generally will be entitled to a tax deduction in connection with an award under the 2006 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a nonstatutory stock option).

Section 162(m) Limits

Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to each of the Company’s five most highly paid executive officers. Certain performance-based compensation is not subject to the deduction limit. The 2006 Plan is qualified such that awards under the Plan may constitute performance-based compensation not subject to Section 162(m) of the Code. One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the 2006 Plan provides that the maximum number of shares for which awards may be made to any employee, in any calendar year, is 200,000, except that in connection with his or her initial service, an awardee may be granted awards covering up to an additional 400,000 shares. The maximum amount payable pursuant to that portion of a cash award granted under the 2006 Plan for any fiscal year to any employee that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code may not exceed $500,000.

Section 409A

The American Jobs Creation Act of 2004 contains deferred compensation provisions added as Section 409A of the Code. These provisions make compensation deferred under a nonqualified deferred compensation plan taxable on a current basis (or, if later, when vested) and subject to an additional 20% tax, unless certain requirements are met. The Internal Revenue Service has issued proposed regulations on the application of Section 409A, and further guidance is expected later in 2006. The 2006 Plan provides that it is the Company's intent that all awards granted under the 2006 Plan will not cause an imposition of additional taxes provided by Section 409A of the Code, and that the 2006 Plan should be administered so that such taxes are not imposed.

Section 280G Limits

Section 280G of the Code limits the amount of certain compensation payable upon a change in control of the Company, so-called "parachute payments." If stock options or other awards vest upon a change in control, or if other payments contingent upon such a change in control are made, the vesting or payment may in whole or in part result in a nondeductible parachute payment. In addition, the recipient of the parachute payment would be subject to a 20% excise tax that we would be required to withhold in addition to federal income tax. The 2006 Plan provides discretion to the Board to provide for the vesting of awards upon a change in control.

Amendment and Termination

The administrator may amend the 2006 Plan at any time or from time to time or may terminate it, but any such amendment shall be subject to the approval of the shareholders in the manner and to the extent required by applicable law, rules, or regulations. Nevertheless, no action by the administrator or the shareholders may alter or impair any option or other type of award under the 2006 Plan, unless mutually agreed otherwise between the holder of the award and the administrator. The 2006 Plan is scheduled to terminated on May 25, 2020.

PROPOSALS OF SHAREHOLDERS FOR 2011 ANNUAL MEETING

Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. See “Procedures for Shareholder Proposals” and “Procedures for Shareholder Nominations.” The 2011 annual meeting of shareholders is presently expected to be held on or about May 10, 2011.

SEC rules provide that any shareholder proposal to be included in the proxy statement for the Company's 2011 annual meeting must be received by the Secretary of the Company at the Company’s offices at 15350 Sherman Way, Suite 350, Van Nuys, California 91406 prior to December 9, 2010, in a form that complies with applicable regulations. If the date of the 2010 annual meeting is advanced or delayed more than 30 days from the date of the 2010 annual meeting, shareholder proposals intended to be included in the proxy statement for the 2011 annual meeting must be received by us within a reasonable time before the Company begins to print and mail the proxy statement for the 2011 annual meeting. Upon any determination that the date of the 2011 annual meeting will be advanced or delayed by more than 30 days from the date of the 2010 annual meeting, the Company will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.

SEC rules also govern a company's ability to use discretionary proxy authority with respect to shareholder proposals that were not submitted by the shareholders in time to be included in the proxy statement. In the event a shareholder proposal is not submitted to the Company prior to February 22, 2011, the proxies solicited by the Board of Directors for the 2011 annual meeting of shareholders will confer authority on the proxyholders to vote the shares in accordance with the recommendation of the Board of Directors if the proposal is presented at the 2011 annual meeting of shareholders without any discussion of the proposal in the proxy statement for such meeting. If the date of the 2011 annual meeting is advanced or delayed more than 30 days from the date of the 2010 annual meeting, then the shareholder proposal must not have been submitted to the Company within a reasonable time before the Company mails the proxy statement for the 2011 annual meeting.

ANNUAL REPORT

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (excluding the exhibits thereto) as filed with the SEC, accompanies this Proxy Statement, but it is not deemed to be a part of the Proxy soliciting material. The Form 10-K contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Stonefield Josephson, Inc., the Company’s independent registered public accounting firm for fiscal 2008 and 2009.

The Company will provide a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and the exhibits thereto, upon the written request of any beneficial owner of the Company's securities as of the Record Date and reimbursement of the Company's reasonable expenses. Such request should be addressed to the Company c/o Corporate Secretary, at 15350 Sherman Way, Suite 350, Van Nuys, California 91406. The Form 10-K and exhibits are available at no charge on the SEC’s website, www.sec.gov.

SHAREHOLDERS ARE URGED IMMEDIATELY TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

HEMACARE CORPORATION

/S/ Steven Gerber
Steven B. Gerber, M.D.
Chairman of the Board
April 9, 2010
Van Nuys, CA

HEMACARE CORPORATION

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MR A SAMPLE
DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. ELECTION OF DIRECTORS:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - JULIAN L. STEFFENHAGEN	☐	☐	02 - STEVEN B. GERBER, M.D.	☐	☐	03 - TERESA S. SLIGH, M.D.	☐	☐
04 - TERRY VAN DER TUUK	☐	☐	05 - PETER C. VAN DER WAL	☐	☐			

Proposal	For	Against	Abstain
2. RATIFICATION OF THE APPOINTMENT OF STONEFIELD JOSEPHSON, INC. AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐
3. APPROVAL OF AMENDMENT TO 2006 EQUITY INCENTIVE PLAN.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The signature(s) hereon should correspond exactly with the name(s) of the shareholder(s) appearing on this Proxy. If shares are jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — HEMACARE CORPORATION

Annual Meeting of Shareholders May 11, 2010

The undersigned shareholder(s) of HemaCare Corporation (the "Company") appoints Pete van der Wal as proxy, with the power to appoint his respective substitutes, and authorizes him to represent and to vote, as designated hereon (including, as to the election of directors, the discretionary authority to cumulate votes), all the shares of Common Stock of the Company held of record by the undersigned on March 17, 2010, at the annual meeting of shareholders to be held on May 11, 2010 (the "Meeting") or any continuation, adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE, "FOR" RATIFICATION OF THE APPOINTMENT OF STONEFIELD JOSEPHSON, INC. AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND "FOR" APPROVAL OF AMENDMENT TO 2006 EQUITY INCENTIVE PLAN. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, INCLUDING, A PROPOSAL TO ADJOURN OR POSTPONE THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDER IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

The undersigned hereby ratifies and confirms all that the Proxyholder, or his substitutes, shall lawfully do or cause to be done by virtue hereof and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement accompanying said notice.

The Proxy will be voted in accordance with the instructions set forth herein. **If instructions are not given, this Proxy will be treated as a GRANT OF AUTHORITY TO VOTE "FOR" the election of all nominees whose names appear above, and "FOR" ratification of the appointment of Stonefield Josephson, Inc. as the Company's independent registered public accounting firm, and "FOR" approval of amendment to 2006 Equity Incentive Plan, and in accordance with the recommendations of a majority of the Board of Directors on such other business as may come before the Meeting, including a motion to adjourn the Meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors.** PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPED PROVIDED.

(Continued, and to be signed on back)

HEMACARE CORPORATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold
01 - JULIAN L. STEFFENHAGEN	☐	☐
02 - STEVEN B. GERBER, M.D.	☐	☐
03 - TERESA S. SLIGH, M.D.	☐	☐
04 - TERRY VAN DER TUUK	☐	☐
05 - PETER C. VAN DER WAL	☐	☐

Proposal	For	Against	Abstain
2. RATIFICATION OF THE APPOINTMENT OF STONEFIELD JOSEPHSON, INC. AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
3. APPROVAL OF AMENDMENT TO 2006 EQUITY INCENTIVE PLAN	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The signature(s) hereon should correspond exactly with the name(s) of the shareholder(s) appearing on this Proxy. If shares are jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 0 2 5 0 2 2 2

0162OB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — HEMACARE CORPORATION

Annual Meeting of Shareholders May 11, 2010

The undersigned shareholder(s) of HemaCare Corporation (the "Company") appoints Pete van der Wal as proxy, with the power to appoint his respective substitutes, and authorizes him to represent and to vote, as designated hereon (including, as to the election of directors, the discretionary authority to cumulate votes), all the shares of Common Stock of the Company held of record by the undersigned on March 17, 2010, at the annual meeting of shareholders to be held on May 11, 2010 (the "Meeting") or any continuation, adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE, "FOR" RATIFICATION OF THE APPOINTMENT OF STONEFIELD JOSEPHSON, INC. AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND "FOR" APPROVAL OF AMENDMENT TO 2006 EQUITY INCENTIVE PLAN. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, INCLUDING, A PROPOSAL TO ADJOURN OR POSTPONE THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDER IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

The undersigned hereby ratifies and confirms all that the Proxyholder, or his substitutes, shall lawfully do or cause to be done by virtue hereof and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement accompanying said notice.

The Proxy will be voted in accordance with the instructions set forth herein. **If instructions are not given, this Proxy will be treated as a GRANT OF AUTHORITY TO VOTE "FOR" the election of all nominees whose names appear above, and "FOR" ratification of the appointment of Stonefield Josephson, Inc. as the Company's independent registered public accounting firm, and "FOR" approval of amendment to 2006 Equity Incentive Plan, and in accordance with the recommendations of a majority of the Board of Directors on such other business as may come before the Meeting, including a motion to adjourn the Meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors.** PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPED PROVIDED.

(Continued, and to be signed on back)